EXHIBIT 32

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

      The undersigned, the Chief Executive Officer and the Chief Financial Officer of Guilford Pharmaceuticals Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CRAIG R. SMITH, M.D.

Craig R. Smith, M.D.
Chief Executive Officer
November 12, 2003

/s/ ANDREW R. JORDAN

Andrew R. Jordan
Chief Financial Officer
November 12, 2003